As filed with the Securities and Exchange Commission on November 19, 2004
                                                     Registration No. 333-101305
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                   TO FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   -----------
                          CHESTERFIELD FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                       36-4441126
  (State or Other Jurisdiction                           (I.R.S. Employer
of Incorporation or Organization)                       Identification No.)


                           10801 SOUTH WESTERN AVENUE
                             CHICAGO, ILLINOIS 60643
    (Address, including zip code of registrant's principal executive office)

                           --------------------------

                          CHESTERFIELD FINANCIAL CORP.
                             2001 STOCK OPTION PLAN
                       2001 RECOGNITION AND RETENTION PLAN
                            (Full title of the plans)

                                   -----------



                             JENNIFER R. EVANS, ESQ.
                                MAF BANCORP, INC.
                                  55TH & HOLMES
                         CLARENDON HILLS, ILLINOIS 60514
                                 (630) 986-6436
(Name, address and telephone number, including area code, of agent for service)


                                   Copies to:
                             ROBYN B. GOLDMAN, ESQ.
                     VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.
                            222 NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60601
                                 (312) 609-7500

                                EXPLANATORY NOTE

     DEREGISTRATION OF SECURITIES

     On November 20, 2002, Chesterfield Financial Corp., a Delaware corporation ("Chesterfield"), filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (File No. 333-101305) (the "Registration Statement") registering a total of 602,662 shares of its common stock, par value $0.01 per share, for issuance pursuant to the Chesterfield Financial Corp. 2001 Stock Option Plan (the "Stock Option Plan") and 2001 Recognition and Retention Plan (the "RRP" and, together with the Stock Option Plan, the "Plans"). Of the shares of common stock initially registered, 430,539 shares were not issued pursuant to the Plans.

     As a result of the acquisition of Chesterfield by MAF Bancorp, Inc. ("MAF Bancorp"), which became effective October 31, 2004, all outstanding shares of common stock of Chesterfield were converted into the right to receive cash and shares of MAF Bancorp common stock. At the effective time of the transaction,
(i) all outstanding options to purchase Chesterfield common stock granted pursuant to the Stock Option Plan were converted into the right to receive cash, and (ii) the RRP was terminated and all benefits under the RRP were distributed in cash and shares of MAF Bancorp common stock. Accordingly, shares of Chesterfield common stock may no longer be issued pursuant to the Plans. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister all of the shares of common stock of Chesterfield formerly available for issuance under the Plans and registered under the Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Clarendon Hills, State of Illinois, on this 19th day of November, 2004.

                                           MAF BANCORP, INC., as successor to
                                              Chesterfield Financial Corp.


                                           By: /s/ Allen H. Koranda
                                               --------------------------------
                                               Allen H. Koranda
                                               Chairman of the Board and
                                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                 NAME                                         TITLE                                  DATE
                 ----                                         -----                                  ----


/s/ Allen H. Koranda                                Chairman of the Board and                 November 18, 2004
-------------------------------------                Chief Executive Officer
Allen H. Koranda                                  (Principal Executive Officer)

                                                   President and Vice Chairman                November __, 2004
-------------------------------------                      of the Board
Kenneth Koranda

/s/ Jerry A. Weberling                              Executive Vice President,                 November 18, 2004
-------------------------------------          Chief Financial Officer and Director
Jerry A. Weberling                                (Principal Financial Officer)


/s/ M. Christine Roberg                        First Vice President and Controller            November 18, 2004
-------------------------------------             (Principal Accounting Officer)
M. Christine Roberg

                                                             Director                         November __, 2004
-------------------------------------
Robert J. Bowles, M.D.

                                                             Director                         November __, 2004
-------------------------------------
David C. Burba

/s/ David J. Drury                                           Director                         November 18, 2004
-------------------------------------
David J. Drury

/s/ Terry A. Ekl                                             Director                         November 18, 2004
-------------------------------------
Terry A. Ekl


                 NAME                                         TITLE                                  DATE
                 ----                                         -----                                  ----


/s/ Harris W. Fawell                                         Director                         November 18, 2004
-------------------------------------
Harris W. Fawell

/s/ Joe F. Hanauer                                           Director                         November 18, 2004
-------------------------------------
Joe F. Hanauer

/s/ Barbara L. Lamb                                          Director                         November 18, 2004
-------------------------------------
Barbara L. Lamb

/s/ Thomas R. Perz                                           Director                         November 18, 2004
-------------------------------------
Thomas R. Perz

/s/ Raymond Stolarczyk                                       Director                         November 18, 2004
-------------------------------------
Raymond Stolarczyk

/s/ William Trescott                                         Director                         November 18, 2004
-------------------------------------
F. William Trescott

/s/ Lois B. Vasto                                            Director                         November 18, 2004
-------------------------------------
Lois B. Vasto

/s/ Andrew J. Zych                                           Director                         November 18, 2004
-------------------------------------
Andrew J. Zych